KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                               (614) 766-1426
                               (614) 766-1459 FAX

June 26, 1998


Board of Directors
Gouverneur Savings and Loan Association
42 Church Street
Gouverneur, New York 13642

Re:   Valuation Appraisal of Gouverneur Bancorp, Inc.
      Gouverneur Savings and Loan Association
      Gouverneur, New York

Gentlemen:

We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts in the Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company on Form MHC-2 and any amendments thereto to be filed by Gouverneur Savings and Loan Association with the Office of Thrift Supervision, and in the Registration Statement on Form S-1 and any amendments thereto, to be filed by Gouverneur Bancorp, Inc. with the Securities and Exchange Commission. We also consent to the inclusion of, summary of and references to our Valuation Appraisal Report to be included in the Form S-1 and exhibits thereto, and our opinion regarding subscription rights to be included in both such filings.

Sincerely,

KELLER & COMPANY, INC.

By: /s/ John A. Shaffer
   ---------------------------
        John A. Shaffer
        Vice President